JOINDER AGREEMENT

This JOINDER AGREEMENT (the “Joinder”) is dated as of August 15, 2016 by and among the Existing Members and their respective controlling persons set forth in item 1 of Annex A (collectively the “Original Reporting Persons”) and the New Members and their respective controlling persons set forth in item 2 of Annex A (collectively, the “Additional Reporting Persons”).

WHEREAS, the Existing Members are parties to the consortium agreement dated May 18, 2016 (as amended by an adherence agreement dated July 8, 2016, the “Consortium Agreement”), pursuant to which the Existing Members formed a consortium to undertake a transaction (the “Transaction”) to acquire Actions Semiconductor Co., Ltd., a Cayman Islands company;

WHEREAS, in order to satisfy Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the Original Reporting Persons entered into the joint filing agreement dated May 18, 2016 (as amended by a joinder agreement dated July 8, 2016, the “Joint Filing Agreement”), pursuant to which the Statement in the Schedule 13D in relation to the Transaction and all further amendments thereto, shall be filed on behalf of each of the Original Reporting Persons; and

WHEREAS, the New Members have executed and delivered an adherence agreement to the Consortium Agreement on August 15, 2016, pursuant to which the New Members became parties to the Consortium Agreement, and thus members of the consortium.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements of the parties herein contained, the parties hereby agree as follows:

1. Effective immediately, the Additional Reporting Persons are joined as parties to the Joint Filing Agreement.

2. The Additional Reporting Persons agree to be bound by the terms of the Joint Filing Agreement.

3. This Joinder may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Joinder to be executed as of the day and year first above written.

SURREY GLORY INVESTMENTS INC.

By:	/s/ CHANG, Yung-Sen
Name:	CHANG, Yung-Sen
Its:	Sole director

CHANG, YUNG-SEN

/s/ CHANG, YUNG-SEN

SUPERNOVA INVESTMENT LTD.

By:	/s/ CHEN, Hsuan-Wen
Name:	CHEN, Hsuan-Wen (aka Niccolo CHEN)
Its:	Sole director

CHEN, HSUAN-WEN (aka NICCOLO CHEN)

/s/ CHEN, HSUAN-WEN

TONGTONG INVESTMENT HOLDING CO., LTD.

By:	/s/ LEE, Yun-Chin
Name:	LEE, Yun-Chin
Its:	Sole director

LEE, YUN-CHIN

/s/ LEE, YUN-CHIN

PERFECTECH INT’L LTD.

By:	/s/ Lewis Chi-Tak LO
Name:	Lewis Chi-Tak LO
Its:	Sole director

LEWIS CHI-TAK LO

/s/ LEWIS CHI-TAK LO

ALLPREMIER INVESTMENT LIMITED

By:	/s/ MA Yingna
Name:	MA Yingna
Its:	Sole director

MA YINGNA

/s/ MA YINGNA

OCTOVEST INTERNATIONAL HOLDING CO., LTD.

By:	/s/ PAN, I-Ming
Name:	PAN, I-Ming (aka Robin PAN)
Its:	Sole director

PAN, I-MING (aka Robin PAN)

/s/ PAN, I-MING

VENTUS CORPORATION

By:	/s/ TANG, Hsin
Name:	TANG, Hsin
Its:	Sole director

TANG, HSIN

/s/ TANG, HSIN

MIDDLESEX HOLDINGS CORPORATION INC

By:	/s/ LIN, Yung-Chieh
Name:	LIN, Yung-Chieh
Its:	Sole director

LIN, YUNG-CHIEH

/s/ LIN, YUNG-CHIEH

RICH DRAGON CONSULTANTS LIMITED

By:	/s/ CHANG, Jr-Neng
Name:	CHANG, Jr-Neng
Its:	Sole director

CHANG, JR-NENG

/s/ CHANG, JR-NENG

NUTRONICS TECHNOLOGY CORPORATION

By:	/s/ LEE, Fu-Chi
Name:	LEE, Fu-Chi
Its:	Sole director

LEE, FU-CHI

/s/ LEE, FU-CHI

UNIGLOBE SECURITIES LIMITED

By:	/s/ Chun Mei CHEN De Chang
Name:	Chun Mei CHEN De Chang
Its:	Sole director

CHUN MEI CHEN DE CHANG

/s/ CHUN MEI CHEN DE CHANG

NEW ESSENTIAL HOLDINGS LIMITED

By:	/s/ CHANG Sui Gin
Name:	CHANG Sui Gin
Its:	Sole director

CHANG SUI GIN

/s/ CHANG SUI GIN

EMBONA HOLDINGS (MALAYSIA) LIMITED

By:	/s/ YEH, Chia-Wen
Name:	YEH, Chia-Wen
Its:	Sole director

EMBONA HOLDINGS LIMITED

By:	/s/ YEH, Chia-Wen
Name:	YEH, Chia-Wen
Its:	Sole director

SUFFOLK DRAGON VENTURES LTD

By:	/s/ CHEN, Shu-Lin
Name:	CHEN, Shu-Lin
Its:	Sole director

GOOD TURN LIMITED

By:	/s/ CHEN, Shu-Lin
Name:	CHEN, Shu-Lin
Its:	Sole director

TOP BEST DEVELOPMENT LIMITED

By:	/s/ YEH HSU, Li-Li
Name:	YEH HSU, Li-Li
Its:	Sole director

PEAKFORD INTERNATIONAL CO., LTD.

By:	/s/ YEH HSU, Li-Li
Name:	YEH HSU, Li-Li
Its:	Sole director

ANNEX A

Parties to this Agreement

(1)	Original Filing Persons

Name of Existing Member	Name of Controlling Person
Surrey Glory Investments Inc.	Chang, Yung-Sen
Supernova Investment Ltd.	Chen, Hsuan-Wen (aka Niccolo Chen),
Tongtong Investment Holding Co., Ltd.	Lee, Yun-Chin
Perfectech Int’l Ltd.	Lewis Chi-Tak Lo
Allpremier Investment Limited	Ma Yingna
Octovest International Holding Co., Ltd.	Pan, I-Ming (aka Robin Pan),
Ventus Corporation	Tang, Hsin
Middlesex Holdings Corporation Inc	Lin, Yung-Chieh
Rich Dragon Consultants Limited	Chang, Jr-Neng
Nutronics Technology Corporation	Lee, Fu-Chi
Uniglobe Securities Limited	Chun Mei Chen De Chang

(2)	Additional Filing Persons

Name of New Member	Name of Controlling Person
New Essential Holdings Limited	Chang Sui Gin
Embona Holdings (Malaysia) Limited	Embona Holdings Limited
Suffolk Dragon Ventures Ltd	Good Turn Limited
Top Best Development Limited	Peakford International Co., Ltd.